Exhibit 107

Calculation of Filing Fee Tables

Form S-3
(Form Type)

Petros Pharmaceuticals, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee		Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection With Unsold Securities to be Carried Forward
Newly Registered Securities

Fees to be Paid	Equity	Common Stock, $0.0001 par value per share			(1)(2)
Fees to be Paid	Equity	Preferred Stock, $0.0001 par value per share			(1)(2)
Fees to be Paid	Debt	Debt Securities			(1)(2)
Fees to be Paid	Other	Warrants			(1)(2)
Fees to be Paid	Other	Subscription Rights			(1)(2)
Fees to be Paid	Other	Units			(1)(2)
Fees to be Paid	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	457(o)		(1)(2)		(2)	$100,000,000.00	$0.0001476	$14,760.00

Fees Previously Paid

Carry Forward Securities

Carry Forward Securities
			Total Offering Amounts					$100,000,000		$14,760.00

			Total Fees Previously Paid							-

			Total Fee Offsets							$9,005.12	(3)

			Net Fee Due							$5,754.88	(3)

(1)	Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also includes additional shares of common stock issuable upon stock splits, stock dividends or similar transactions. These offered securities may be sold separately, together or as units with other offered securities. An unspecified number of securities or aggregate principal amount, as applicable, is being registered as may from time to time be offered at unspecified prices.

(2)	Pursuant to Rule 457(o) under the Securities Act, which permits the registration fee to be calculated on the basis of the maximum offering price of all the securities listed, the table does not specify by each class information as to the amount to be registered, proposed maximum offering price per unit or proposed maximum aggregate offering price. The aggregate public offering price of securities sold by the Registrant (including newly listed securities and carry-forward securities) will not exceed $100,000,000.

(3)	Represents the total of the fee offsets claimed pursuant to Rule 457(p) under the Securities Act for the portion of registration fee previously paid with respect to unsold securities, as set forth in Table 2. The registrant has terminated the offerings related to the unsold securities associated with the claimed offset.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed		Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(p)
Fee Offset Claims	Petros Pharmaceuticals, Inc.	S-3	333-252573	January 29, 2021		9,005.12	(1)	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	$82,540,021.87
Fees Offset Sources	Petros Pharmaceuticals, Inc.	S-3	333-252573		January 29, 2021							$10,910.00

(1)	The Registrant has previously registered securities having an aggregate offering price up to $100,000,000 on a Registration Statement on Form S-3 (File No. 333-252573), filed with the Securities and Exchange Commission on January 29, 2021 (the “Prior Registration Statement”). The Prior Registration Statement included a base prospectus (the “Prior Base Prospectus”) registering the offering, issuance and sale by the Company an indeterminate amount of common stock, preferred stock, debt securities, warrants, subscription rights and units, as may from time to time be offered pursuant to the Prior Registration Statement at indeterminate prices, along with an indeterminate number of securities that may be issued upon exercise, settlement, exchange or conversion of securities offered or sold thereunder. In connection with the filing of the Prior Registration Statement, the Company made a contemporaneous fee payment in the amount of $10,910.00 (the “First Fee Payment”). An aggregate offering price of $17,459,978.13 in shares of common stock were sold under the Prior Base Prospectus and various prospectus supplements filed from time to time prior to the expiration of the Prior Registration Statement on February 4, 2024. Pursuant to Rule 457(p) under the Securities Act, the registration fee of $9,005.12, which represents the portion of the First Fee Payment with respect to an aggregate of $82,540,021.87 of unsold securities previously registered on the Prior Registration Statement may be applied to the filing fees payable pursuant to this registration statement.

Table 3: Combined Prospectuses

N/A